EXHIBIT 10.8

May 17, 2013

Via E-Mail

Celestica Corporation
645 Harvey Road
Manchester, NH 03103
Attention: General Manager
Fax: 603-244-1495

Re: Renewal of Agreement For Manufacture Between LoJack Corporation and LoJack

Equipment Ireland Limited, and Celestica Corporation

Dear General Manager:

Pursuant to section 23.1(b) of the Agreement For Manufacture Between LoJack Corporation and LoJack Equipment Ireland Limited, and Celestica Corporation (“the Agreement”), the parties agree to renew the Agreement for an additional term of two (2) years, commencing November 25, 2013, with any subsequent possible renewals subject to section 23.1(b). Furthermore, prior to the expiration of the Agreement's initial term on November 24, 2013, the parties agree to negotiate in good faith the amendment of various provisions of the Agreement which are either no longer applicable, or which the parties agree that a modification is necessary. Those sections include, but are not limited to, sections 2.7, 2.8, 9.1(d),(f),(g) &(h), 10.1, 11.1, 24.8, and Schedules 1 and 2. These changes will be memorialized in an amendment to the Agreement that will be executed by the parties prior to the expiration of the Agreement's initial term.

Please sign below where indicated and return a copy to my attention. Thank you.

Very truly yours,

/s/ RICH ROSS

Rich Ross
Vice President, Global Supply Chain
LoJack Corporation

Celestica Corporation		LoJack Equipment Ireland Limited
By:	/s/ WALTER JANCOVIC	By:	/s/ DONALD PECK
Print Name:	Walter Jancovic	Print Name:	Donald Peck
Title:	Senior Vice President	Title:	Director
Date:	May 22, 2013	Date:	May 17, 2013

LoJack Corporation
By:	/s/ DONALD PECK
Print Name:	Donald Peck
Title:	EVP and Chief Financial Officer
Date:	May 17, 2013

With a copy to:

Celestica International Inc.
844 Don Mills Road
Toronto, Ontario Canada M3C 1V7
Attention: Corporate Contracts Department
Fax: 416-448-2776